Exhibit 10.15
BDF HOLDING CORP.
2014 STOCK OPTION PLAN
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
Date: [GRANT DATE]
Grant to: [NAME] (“Participant”)
the right to purchase from BDF Holding Corp. (the “Company”):
[OPTIONS GRANTED] shares of its Common Stock, par value $0.0001 per share (the “Options”), at an Exercise Price of [$XX.XX] per share.
Except as otherwise set forth herein, the foregoing Options are subject to all of the terms and conditions of the Company’s 2014 Stock Option Plan, as in effect and as amended from time to time in accordance with the provisions thereof (the “Plan”), and defined terms used herein but not otherwise defined in this Award Agreement shall have the meanings assigned thereto in the Plan.
The Options shall vest in accordance with the Plan; provided that notwithstanding anything to the contrary, 20% of the Options shall vest on each of [XXX XX, 2025], [XXX XX, 2026], [XXX XX, 2027], [XXX XX, 2028], and [XXX XX, 2029], if the Participant is, and has been, continuously employed by or providing services to the Company or any of its Subsidiaries from the date of grant through each such vesting date. Upon separation from the Company for any reason other than termination for cause, the Participant is eligible to purchase their vested Options within 60 days of the separation date.
This Award Agreement may be executed in one or more counterparts, all of which, along with any exhibits hereto, taken together shall constitute one and the same Award Agreement.
IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Award Agreement to be executed as of the date first above written.

BDF HOLDING CORP.
By:
Name: Carl Lukach
Chief Financial Officer
PARTICIPANT
Accepted and Agreed:
___________________________
Name: [NAME]